Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

January 19, 2016	weil.com

Metaldyne Performance Group Inc.

One Towne Square, Suite 550

Southfield, Michigan 48076

Ladies and Gentlemen:

We have acted as counsel to Metaldyne Performance Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to, in each case as described in the Registration Statement, registering (A) the offering, issuance and sale from time to time of an aggregate initial offering price of up to $300,000,000 consisting of (i) shares of the Company’s Common Stock, par value $0.001 per share, (the “Common Stock”), (ii) shares of the Company’s preferred stock (the “Preferred Stock” and together with the Common Stock, “Equity Securities”), (iii) senior and/or subordinated debt securities of the Company or its wholly owned subsidiary, MPG Holdco I Inc., a Delaware corporation (“MPG Holdco I”), (the “Debt Securities”), (iv) guarantees by the Company and certain of its subsidiaries named in the Registration Statement (the “Guarantors”) to be issued in connection with the Debt Securities (the “Guarantees”), (v) warrants (the “Warrants”) to purchase Debt Securities and Equity Securities and (vi) units comprised of any of the foregoing (the “Units”) and (B) the sale by one or more stockholders of the Company named in the prospectus included in the Registration Statement (the “Selling Stockholders”) from time to time of up to 53,187,376 shares of the Company’s Common Stock, par value $0.001 per share (such shares of Common Stock, the “Secondary Common Stock”). The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Warrants and the Units may be referred to herein as the “Securities.”

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) Amended and Restated Certificate of Incorporation of the Company; (ii) Amended and Restated Bylaws of the Company; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of indenture (the “Company Indenture”) between the Company and the Wilmington Trust, National Association, as trustee (the “Trustee”); (vi) the form of indenture between the MPG Holdco I and the Trustee (the “MPG Holdco I Indenture,” and together with the Company Indenture, the “Indentures”) and (vii) such corporate and limited liability company agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, MPG Holdco I and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company, MPG Holdco I and the Guarantors.

We have also assumed that:

(i) the underwriters, the Trustee, the warrant agent and the unit agent, as applicable, when appointed, will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power to enter into and perform their respective obligations related to the offering, issuance and sale of Securities and under the purchase, underwriting or similar agreement, the applicable Indenture and any supplemental indenture relating to the Debt Securities and the Guarantees, the warrant agreement relating to the Warrants and the unit agreement relating to the Units, as applicable;

(ii) all corporate action required to be taken by the Company, MPG Holdco I, the Guarantors, underwriters, Trustee, warrant agent and unit agent, as applicable, to duly authorize each proposed issuance of Securities and to execute, deliver and perform each of the operative documents, including the Indentures, any supplemental indentures, any warrant agreement or any unit agreement, as applicable, related to the offering of the Securities contemplated herein will have been completed prior to any such issuance;

(iii) at the time of entering into any Guarantees, the Guarantors organized under the laws of states other than Delaware will be duly organized, validly existing and in good standing and have the necessary corporate or limited liability company power and authority to enter into the Guarantees;

(iv) prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to and fixing and determining the terms of each such series of Preferred Stock will have been duly authorized by the Company and duly filed with the Secretary of State of Delaware;

(v) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become, and remain, effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued or at the time the Secondary Common stock is offered, as contemplated by the Registration Statement;

(vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities or Secondary Common Stock offered thereby and will at all relevant times comply with all applicable laws;

(vii) the Indentures and any supplemental indentures thereto will have been qualified under the Trust Indenture Act of 1939, as amended;

(viii) all Securities will be issued and sold, and the Secondary Common Stock will be sold, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(ix) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company or, in the case of the Secondary Common Stock, by the Selling Stockholders, or, in the case of Debt Securities, by the Company, MPG Holdco I or the Guarantors, as applicable, and the other party or parties thereto;

(x) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and

(xi) the Indenture, any supplemental indentures, the Guarantors, the Warrants and the Units will be governed by New York law.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Common Stock. Assuming that, in the case of the issuance and sale of Common Stock by the Company, (i) the Company has received the consideration therefore specified in any applicable purchase, underwriting or similar agreement approved by the Company’s board of directors or any authorized committee thereof, (ii) the consideration for such Common Stock is at least equal to the aggregate par value of such Common Stock, (iii) in the case of any Common Stock to be issued under any Warrants, upon the due exercise and delivery of any payment of the exercise price specified in such Warrants or any applicable warrant agreement in accordance with the terms thereof, (iv) in the case of any Common Stock issued as part of Units, in accordance with the terms of the unit agreement, and (v) in the case of any Common Stock to be issued upon the exchange or conversion of Debt Securities, Preferred Stock, Warrants and other rights that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, such Common Stock (including any Common Stock that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

2. Secondary Common Stock. The Secondary Common Stock to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

3. Preferred Stock. Assuming that (i) the Company has received the consideration therefore specified in any applicable purchase, underwriting or similar agreement approved by the Company’s board of directors or any authorized committee thereof, (ii) the consideration for such

Preferred Stock is at least equal to the aggregate par value of such Preferred Stock, (iii) in the case of any Preferred Stock issued as part of Units, in accordance with the terms of the unit agreement and (iv) in the case of any Preferred Stock to be issued under any Warrants, upon due exercise and delivery of any payment of the exercise price specified in such Warrants or any applicable warrant agreement in accordance with the terms thereof, such Preferred Stock (including any Preferred Stock that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and nonassessable.

4. Debt Securities. Assuming that (i) an Indenture has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, and any applicable supplemental indenture relating to such Debt Securities has been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the applicable Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and any applicable supplemental indenture, (iii) in the case of any Debt Securities issued as part of Units, in accordance with the terms of the unit agreement, and (iv) the Debt Securities have been duly executed and authenticated in accordance with such applicable Indenture and any applicable supplemental indenture and issued and sold against payment for such Debt Securities as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement approved by the board of directors of the Company or MPG Holdco I, as applicable, or any authorized committee of such board of directors, such Debt Securities (including any Debt Securities that may be issued as part of Units or pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company or MPG Holdco I, as applicable, enforceable against the Company or MPG Holdco I, as applicable, in accordance with their terms.

5. Guarantees. Assuming that (i) an Indenture has been duly executed, authorized and delivered by all parties thereto substantially in the form so filed, and any applicable supplemental indenture relating to such Debt Securities and Guarantees has been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Guarantees to be issued under the applicable Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and any applicable supplemental indenture, (iii) in the case of any Guarantees issued as part of Units, in accordance with the terms of the unit agreement, and (iv) the Guarantees have been duly executed and authenticated in accordance with such applicable Indenture and any applicable supplemental indenture and that the Debt Securities to which such Guarantees relate have been issued and sold against payment for such Debt Securities as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement approved by the Company’s and the applicable Guarantors’ board of directors or board of managers or any authorized committee thereof, the sole director, the sole member or the managing member, as the case may be, such Guarantees (including any Guarantees that may be issued as part of Units or pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms.

6. Warrants. Assuming that (i) the terms of such Warrants to be issued under a warrant agreement or other rights agreement and the terms of their issuance and sale have been duly established in conformity with such Warrants and any applicable warrant agreement, (ii) the securities underlying the Warrants have been duly authorized and reserved for issuance, (iii) the warrant agreement relating to such Warrants has been duly authorized, executed and delivered, (iv) the warrant agreement relating to such Warrants constitutes a legal, valid and binding obligation of the warrant agent, if any, enforceable against it in accordance with its terms, (v) in the case of any Warrants issued as part of the Units, in accordance with the unit agreement, and (vi) such Warrants and any certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement approved by the Company’s board of directors or any authorized committee thereof, such Warrants (including any Warrants that may be issued as part of Units or pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. Units. Assuming the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, that (i) the terms of such Units to be issued under a unit agreement and the terms of their issuance and sale have been duly established in conformity with such unit agreement, (ii) the securities underlying the Units have been duly authorized and reserved for issuance, (iii) the unit agreement relating to such Units has been duly authorized, executed and delivered, (iv) the unit agreement relating to such Units constitutes a legal, valid and binding obligation of the unit agent, enforceable against it in accordance with its terms, and (v) such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any purchase, underwriting or similar agreement approved by the Company’s board of directors or any authorized committee thereof, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto. The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed herein are limited to the laws of the State of New York, the corporate and limited liability company laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Weil, Gotshal & Manges